SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                        ___________________________

                                 FORM T-1

                         STATEMENT OF ELIGIBILITY
                UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

       Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                         ________________________

                              CITIBANK, N.A.
            (Exact name of trustee as specified in its charter)

                                        13-5266470
                                        (I.R.S. employer
                                        identification no.)

399 Park Avenue, New York, New York     10043
(Address of principal executive office) (Zip Code)
                          _______________________

                         MONONGAHELA POWER COMPANY
            (Exact name of obligor as specified in its charter)

Ohio                                         13-5229392
(State or other jurisdiction of              (I.R.S. employer
incorporation or organization)               identification no.)


1310 Fairmont Avenue
Fairmont, West Virginia                       26554
(Address of principal executive offices)      (Zip Code)

                         _________________________

                              Debt Securities
                    (Title of the indenture securities)

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                    Address
          Comptroller of the Currency             Washington, D.C.

          Federal Reserve Bank of New York        New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation   Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as
          now in effect.  (Exhibit 1 to T-1 to Registration Statement No. 2-
          79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1999 - attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

                            __________________


                                 SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 3rd day of May, 2000.



                              CITIBANK, N.A.

                              By   /s/Nancy Forte
                                   Nancy Forte
                                   Senior Trust Officer

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A.
of New York in the State of New York, at the close of business on March 31, 2000, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS
Thousands of dollars
Cash and balances due from depository institutions:
Noninterest-bearing balances  and
currency and coin                                        $   8,408,000
Interest-bearing balances                                   12,617,000
Held-to-maturity securities                                          0
Available-for-sale securities                               42,487,000
Federal funds sold and securities
purchased under agreements to resell                         7,394,000
Loans and lease financing receivables:
     Loans and Leases, net of unearned income             $213,223,000
     LESS: Allowance for loan and lease losses               4,630,000
     Loans and leases, net of unearned income,
       allowance, and reserve                              208,593,000
Trading assets                                              33,737,000
Premises and fixed assets (including capitalized leases)     3,747,000
Other real estate owned                                        327,000
Investments in unconsolidated subsidiaries and
 associated companies                                        1,199,000
Customers liability to this bank on acceptances
 Outstanding                                                 1,000,000
Intangible assets                                            4,679,000
Other assets                                                13,770,000
TOTAL ASSETS                                             $ 337,958,000

LIABILITIES
Deposits:
In domestic offices                                        $44,927,000
     Non-interest-bearing                                  $14,633,000
     Interest-bearing                                       30,294,000
In foreign offices, Edge and Agreement subsidiaries,
   And IBFs                                                197,136,000
     Non-interest-bearing                                   13,963,000
     Interest-bearing                                      183,173,000
Federal funds purchased and securities sold under
 agreements to repurchase                                   7,602,000
Demand notes issued to the U.S. Treasury                            0
Trading liabilities                                        27,234,000
Other borrowed money (includes mortgage indebtedness and
     obligations under capitalized leases):
     With a remaining maturity of one year or less          11,752,000
     With a remaining maturity of more than one year
      through three years                                    1,390,000
     With a remaining maturity of more than three years      3,090,000
Banks liability on acceptances executed and outstanding      1,128,000
Subordinated notes and debentures                            6,850,000
Other liabilities                                           13,580,000
TOTAL LIABILITIES                                         $314,689,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus                        0
Common stock                                               $   751,000
Surplus                                                      9,971,000
Undivided profits and capital reserves                      13,056,000
Net unrealized holding gains (losses)
     on available-for-sale securities                          222,000
Accumulated net gains (losses) on cash flow hedges                   0
Cumulative foreign currency translation adjustments           (731,000)
TOTAL EQUITY CAPITAL                                        $23,269,000
TOTAL LIABILITIES AND
     EQUITY CAPITAL                                        $337,958,000
I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

ROGER W. TRUPIN
CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

PAUL J. COLLINS
VICTOR J. MENEZES
WILLIAM R. RHODES
DIRECTORS